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                                 EXHIBIT 99.1
                            Mohawk Industries, Inc.
                                 Press Release




NEWS RELEASE                         [MOHAWK LOGO APPEARS HERE]
------------------------------

                              POST OFFICE BOX 12069
                              SOUTH INDUSTRIAL BLVD.
                              CALHOUN, GA 30703
                              (706) 629-7721

FOR RELEASE:   IMMEDIATELY

CONTACT:  JOHN D. SWIFT, CHIEF FINANCIAL OFFICER


                 MOHAWK INDUSTRIES, INC. ANNOUNCES STOCK SPLIT

CALHOUN, GEORGIA, OCTOBER 23, 1997 - MOHAWK INDUSTRIES, INC. (NASDAQ/NMS-MOHK) TODAY ANNOUNCED THAT ITS BOARD OF DIRECTORS DECLARED A THREE-FOR-TWO STOCK SPLIT TO BE EFFECTED IN THE FORM OF A 50% STOCK DIVIDEND ON THE COMPANY'S COMMON STOCK TO BE PAID ON DECEMBER 4, 1997 TO OWNERS OF RECORD AT THE CLOSE OF BUSINESS ON NOVEMBER 4, 1997. CURRENTLY, THERE ARE APPROXIMATELY 34.7 MILLION SHARES OF THE COMPANY'S COMMON STOCK OUTSTANDING AND, FOLLOWING THE STOCK SPLIT, THERE WILL BE APPROXIMATELY 52 MILLION SHARES OF THE COMPANY'S COMMON STOCK OUTSTANDING. CASH WILL BE PAID IN LIEU OF FRACTIONAL SHARES.

MOHAWK IS A LEADING PRODUCER OF WOVEN AND TUFTED BROADLOOM CARPET AND RUGS FOR RESIDENTIAL AND COMMERCIAL APPLICATIONS. THE COMPANY DESIGNS, MANUFACTURES AND MARKETS CARPET IN A BROAD RANGE OF COLORS, TEXTURES AND PATTERNS AND IS WIDELY RECOGNIZED THROUGH ITS PREMIER BRAND NAMES, SOME OF WHICH INCLUDE "ALADDIN," "ALEXANDER SMITH," "BIGELOW," "GALAXY," "HARBINGER," "HELIOS," "HORIZON," "KARASTAN," "MOHAWK" AND "MOHAWK COMMERCIAL." MOHAWK OFFERS A BROAD LINE OF WASHABLE ACCENT AND BATH RUGS THROUGH ALADDIN AND AREA RUGS THROUGH KARASTAN AND AMERICAN RUG CRAFTSMEN. THE COMPANY MARKETS ITS PRODUCTS PRIMARILY THROUGH RETAILERS AND COMMERCIAL DEALERS.



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